UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2020

SRAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA	90013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 694-9800

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common stock	SRAX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On May 5, 2020, SRAX, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Agreement”) with B. Riley FBR, Inc. (“Sales Agent”), with respect to an at-the-market offering program, under which the Company may offer and sell, from time to time at its sole discretion, shares of its Class A common stock, par value $0.001 (the “Common Stock”), having an aggregate offering price of up to $3,150,000 (the “Placement Shares”) through or to the Sales Agent. The issuance and sale, if any, of the Placement Shares by the Company under the Agreement will be made pursuant to the Company’s effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-235298) filed with the Securities and Exchange Commission (“SEC”) on November 27, 2019, and declared effective on December 11, 2019. The Company filed a prospectus supplement (the “Prospectus Supplement”), dated May 5, 2020, with the SEC in connection with the offer and sale of the Placement Shares pursuant to the Sales Agreement.

Subject to the terms and conditions of the Agreement, the Sales Agent may sell the Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended. The Sales Agent will use commercially reasonable efforts to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions that the Company may impose), provided that no “Event of Default” has occurred under the Company’s outstanding loan and security agreement entered into with BRF Finance CO., LLC (“BRF”) entered into on February 28, 2020 (“Loan Agreement”). In the event of an “Event of Default” we have granted BRF a power of attorney with the authority to direct the sale of an undetermined amount of Common Stock by the Sales Agent under the Sales Agreement. The proceeds from such sales would be dedicated toward payment of all amounts due and owing under the Loan Agreement. The Company will pay Sales Agent a commission of five percent (5.0%) of the gross sales proceeds of any Placement Shares sold through Sales Agent under the Agreement, and also has provided Sales Agent with customary indemnification and contribution rights. In addition, the Company has agreed to pay certain legal expenses and filing fees incurred by Sales Agent in connection with the offering, including $50,000 at the time the Company entered into the Agreement and $2,500 each calendar quarter.

The offering of Placement Shares pursuant to the Agreement will terminate upon the earlier of (i) the sale of all Placement Shares subject to the Agreement, or (ii) termination of the Agreement pursuant to certain triggering events or at the discretion of Company or Sales Agent, subject to the terms contained in the Sales Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the opinion of Silvestre Law Group, P.C., relating to the validity of the Placement Shares to be issued pursuant to the Agreement, is filed with this Current Report on Form 8-K report as Exhibit 5.01.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Placement Shares, nor shall there be any offer, solicitation, or sale of Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
5.01	Opinion of Silvestre Law Group, P.C.
10.01	At Market Issuance Sales Agreement between SRAX, Inc. and B. Riley FBR, Inc.
23.01	Consent of Silvestre Law Group, P.C. (contained in Exhibit 5.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2020	SRAX, Inc.

/s/ Christopher Miglino
	By:	Christopher Miglino
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
5.01	Opinion of Silvestre Law Group, P.C.
10.01	At Market Issuance Sales Agreement between SRAX, Inc. and B. Riley FBR, Inc.
23.01	Consent of Silvestre Law Group, P.C. (contained in Exhibit 5.01)